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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 of IPC Information Systems, Inc. (File No. 333-46229) of our report dated December 4, 1997, except for Note 13, for which the date is December 19, 1997, on our audits of the consolidated financial statements and financial statement schedule of IPC Information Systems, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

New York, New York

April 23, 1998